SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HOPFED BANCORP, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

HOPFED BANCORP, INC.

4155 Lafayette Road

Hopkinsville, Kentucky 42240

April [—], 2013

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of HopFed Bancorp, Inc. (the “Company”) to be held at the Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 15, 2013, at 3:00 p.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect three directors of the Company, ratify the appointment of Rayburn, Bates & Fitzgerald, P.C as our independent registered public accountants for the year ending December 31, 2013, approve a non-binding “say on pay” advisory vote on executive compensation, approve a non-binding advisory resolution to hold the “say on pay” vote annually and approve the HopFed Bancorp, Inc. 2013 Long Term Incentive Plan.

For the reasons set forth in the Proxy Statement, including their role in helping guide us through a challenging operating environment, the Board of Directors unanimously recommends a vote “FOR” the election of Dr. Thomas I. Miller, Steve Hunt and Michael L. Woolfolk. The Board of Directors also unanimously recommends a vote “FOR” the ratification of the appointment of Rayburn, Bates & Fitzgerald, P.C, as our independent registered public accountants for the 2013 fiscal year, “FOR” approval of the non-binding advisory vote on executive compensation, “FOR Every Year” as to holding the say on pay advisory vote, and “FOR” approval of the Hopfed Bancorp, Inc. 2013 Long Term Incentive Plan.

Your vote will be especially important at this year’s Annual Meeting of Stockholders because the Company has received notice that Joseph Stilwell and a group of funds he controls (the “Stilwell Group”) intend to nominate one director for election to the Company’s Board of Directors. The Board of Directors strongly urges you to support our nominees.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company, as well as representatives of Rayburn, Bates & Fitzgerald, P.C., the Company’s independent registered public accounting firm, will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE proxy card. Only the latest dated proxy card you submit will be counted.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed WHITE proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. If you have any questions or need help voting your shares, please call our proxy solicitor, Georgeson, Inc., toll-free at (800) 267-4403.

Sincerely,

John E. Peck

President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

HOPFED BANCORP, INC.

4155 Lafayette Road

Hopkinsville, Kentucky 42240

(270) 887-2999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of HopFed Bancorp, Inc. (the “Company”) will be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 15, 2013, at 3:00 p.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	Election of three directors of the Company;

2.	Ratification of the appointment of Rayburn, Bates & Fitzgerald P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	Approval of an advisory, non-binding resolution with respect to the compensation of named executive officers as described in the proxy statement;

4.	Approval of an advisory, non-binding resolution with respect to the frequency that stockholders will vote on the compensation of our named executive officers;

5.	Approval of the HopFed Bancorp, Inc. 2013 Long Term Incentive Plan; and

6.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on March 28, 2013, are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Hopkinsville, Kentucky	MICHAEL L. WOOLFOLK
April , 2013	SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the

2013 Annual Meeting of Stockholders to be held on May 15, 2013

This Notice and Proxy Statement, the Company’s 2012 Annual Report to Stockholders and the Company’s

2012 Annual Report on Form 10-K are available electronically at

www.bankwithheritage.com/proxy

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

HOPFED BANCORP, INC.

4155 Lafayette Road

Hopkinsville, Kentucky 42240

(270) 887-2999

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

May 15, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HopFed Bancorp, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Heritage Bank (the “Bank”) , 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 15, 2013, at 3:00 p.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about April [—], 2013.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, you may change your vote by promptly signing, dating and returning the enclosed WHITE proxy card. Only the latest dated proxy card you submit will be counted.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properly executed but unmarked proxies will be voted FOR the election of three nominated directors (Proposal I), FOR the ratification of the appointment of Rayburn, Bates & Fitzgerald P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal II), FOR a non-binding resolution to approve the compensation of the named executive officers (Proposal III); FOR a non-binding resolution to approve an annual vote by stockholders on named executive officer compensation (Proposal IV); and FOR approval of the HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan (Proposal V). If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxies will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation and Bylaws. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker non-votes”) will not be counted as votes cast. A broker non-vote occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

SOLICITATION OF PROXIES; EXPENSES

The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson, Inc. (“Georgeson”) in conjunction with the Annual Meeting, and will pay Georgeson a fee not to exceed $80,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Georgeson expects that approximately 20 of its employees will assist in the solicitation. Our directors and certain executive officers may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors or employees for such services. Exhibit A sets forth information relating to the Company’s directors and executive officers who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (“SEC”). Georgeson

may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”). If so, the Company will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our Common Stock.

As a result of the actions by the Stilwell Group, we estimate we may incur approximately [$—] of additional expense in furtherance of, and in connection with, this solicitation. These fees are excess of those normally spent by us for an Annual Meeting, and include attorney fees, public relations fees, and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC, the preparation of additional solicitation materials, and the fees of Georgeson. We estimate that approximately [$—] of additional expense has been incurred to date. However, this estimate does not include the costs represented by salaries and wages of officers and other employees of the Company engaged in the solicitation process, costs we would normally incur in an uncontested director election or any costs associated with any potential litigation that may arise in connection with the proxy solicitation. Furthermore, the actual amount of additional expense we may incur could be materially different from what we currently estimate, depending on possible actions that might be taken by the Stilwell Group in connection with this proxy contest.

As of the date of this Proxy Statement, the Company is no longer a participant in the Capital Purchase Program (the “CPP”) under the Trouble Asset Relief Program (“TARP”) established by the United States Department of the Treasury (the “Treasury”). As a participant under the CPP, the Company was required to present the Company’s stockholders with an annual non-binding, advisory vote on the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote) pursuant to Section 111(e)(1) of Emergency Economic Stabilization Act. The “say on pay” vote required by the CPP is similar to the “say on pay” vote required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), except that under the CPP the Company was required to hold this vote annually, while under the Dodd-Frank Act, the Company may hold the vote every year, every other year or every three years. In deciding how frequently to hold the “say on pay” vote required under the Dodd-Frank Act, the Company is required to seek the views of its stockholders as to the frequency with which the vote shall be held at least once every six years. In accordance with the Dodd-Frank Act, the Company is asking stockholders to approve both “say on pay” and “say on frequency” advisory resolutions at the Annual Meeting.

The SEC has adopted “say on pay” rules required by the Dodd-Frank Act. Under these rules, smaller SEC reporting companies such as the Company were not required to conduct “say on pay” and “say on frequency” votes until annual meetings occurring on or after January 21, 2013. Accordingly, we will consider and vote upon” say on pay” and “say on frequency” advisory resolutions at the Annual Meeting.

Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder’s proxy.

Important Notice Regarding Availability of Proxy Materials:

The Notice and Proxy Statement, 2012 Annual Report to Stockholders and 2012 Annual Report on

Form 10-K are available electronically at

www.bankwithheritage.com/investor

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities which can be voted at the Annual Meeting consist of shares of the Common Stock. Stockholders of record as of the close of business on March 28, 2013 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 7,503,039 shares of the Common Stock were outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of five percent of Common Stock are required to file certain reports regarding such ownership with the Company and the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, management was aware of the persons listed below who beneficially owned more than 5% of the outstanding shares of Common Stock. This information is based on the most recent reports filed by such persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Sandler O’Neill Asset	734,602	(1)	9.8%
Management, LLC
SOAM Holdings, LLC
Malta Hedge Fund II, L.P.
Terry Maltese

Wellington Management	684,895	(2)	9.1%
Company, LLP
Ithan Creek Master Investors
(Cayman) L.P.

M3 Funds, LLC	683,596	(3)	9.1%
M3 Partners, LP
M3F, Inc.
Jason Stock
William Waller

Joseph Stilwell	567,000	(4)	7.6%
Stilwell Value Partners I, L.P.
Stilwell Value Partners VI, L.P.
Stilwell Activist Fund, L.P.
Stilwell Associates, L.P.
Stilwell Value LLC
Stilwell Advisors LLC
Stilwell Associates Insurance
Fund of the S.A.L.I. Multi-Series
Fund L.P.

(footnotes on following page)

(1)	The information regarding beneficial ownership by Sandler O’Neil Asset Management LLC, a New York limited liability company (“SOAM”), is reported in a Schedule 13G/A filed with the SEC on February 14, 2012, by SOAM, SOAM Holdings, LLC, a Delaware limited liability company (“Holdings”), Malta Hedge Fund II, L.P. a Delaware limited partnership (“MHFH”), and Terry Maltese, Managing Member of SOAM and Holdings. According to the Schedule 13G/A, (a) SOAM has shared voting and shared dispositive power over 380,538 shares; (b) Holdings has shared voting and shared dispositive power over 460,763 shares; (c) MHFH has shared voting and shared dispositive power over 734,602 shares; and (d) Terry Maltese has shared voting and shared dispositive power over 734,602 shares. The address of the principal offices of each of SOAM, Holdings, MHFH and Mr. Maltese is Sandler O’Neill Asset Management, LLC, 150 East 52nd Street, 30TH Floor, New York, New York 10022. SOAM’s ownership percentage of Common Stock did not change during the year-ended December 31, 2012.
(2)	The information regarding beneficial ownership by Wellington Management Company, LLP (“Wellington”) is reported in a Schedule 13G/A filed with the SEC on February 14, 2013, by Wellington. In its capacity as an investment adviser, Wellington may be deemed to share beneficial ownership over the shares owned of record by its clients. According to the Schedule 13G/A, Wellington has shared voting and shared dispositive power over 684,895 shares. According to a Schedule 13G/A also filed with the SEC on February 14, 2013, (a) Ithan Creek Master Investors (Cayman) L.P., a Cayman Islands limited partnership (“Ithan Creek”), has shared voting and shared dispositive power over 642,967 shares; and (b) Wellington Hedge Management, LLC a Massachusetts limited liability company which is the sole general partner of Ithan Creek (“WHML”), has shared voting and shared dispositive power over 642,967 shares. The address of the principal office of Wellington is 280 Congress Street, Boston, Massachusetts 02210. The address of the principal offices of Ithan Creek and WHML is c/o Wellington, 280 Congress Street, Boston Massachusetts, 02210.
(3)	The information regarding beneficial ownership by M3 Funds, LLC (“M3”) is reported in a Schedule 13G/A filed with the SEC on February 8, 2013 by M3. In its capacity as an investment adviser, M3 may be deemed to share beneficial ownership over the shares owned of record by its clients. According to the Schedule 13G/A, M3 has shared voting and shared dispositive power over 683,596 shares. According to a Schedule 13G/A also filed with the SEC on February 8, 2013, (a) M3 Partners, L.P., a Delaware limited partnership (“M3 Partners”), has shared voting and shared dispositive power over 683,596 shares; and (b) M3F, Inc., a Utah corporation, has shared voting and shared dispositive power over 683,596 shares. The address of the principal office of M3 is 10 Exchange Place, Suite 510, Salt Lake City, Utah 84111. The address of the principal offices of M3 Partners and M3F Inc. is c/o M3 Funds, 10 Exchange Place, Suite 510, Salt Lake City, Utah 84111.
(4)

The information regarding beneficial ownership by Stilwell Value Partners I, L.P. (“Stilwell”) is reported in a Schedule 13D filed with the SEC on February 25, 2013, as amended on March 19, 2013 (the “Stillwell Schedule 13D”). In its capacity as an investment adviser, Stilwell may be deemed to share beneficial ownership over the shares owned of record by its clients. According to the Stillwell Schedule 13D, Stilwell has shared voting and shared dispositive power over 567,000 shares. According to the Stillwell Schedule 13D, (a) Stilwell Value Partners VI, L.P., a Delaware limited partnership, has shared voting and shared dispositive power over 567,000 shares; (b) Stilwell Activist Fund, L.P., a Delaware limited partnership, has shared voting and shared dispositive power over 567,000 shares; (c) Stilwell Associates, L.P., a Delaware limited partnership, has voting and dispositive power over 567,000 shares; (d) Stilwell Associates Insurance Fund of the S.A.L.I. Multi-Series Fund L.P., a Delaware limited partnership, has shared voting and shared dispositive power over 567,000 shares; (e) Stilwell Advisors LLC, a Delaware limited liability company (“Stilwell Advisors”), has shared voting and dispositive power over 567,000 shares; (f) Stilwell Value LLC, a Delaware limited liability company (“Stilwell Value”), has shared voting and dispositive power over 567,000 shares; and (g) Joseph Stilwell, managing member and owner of more than 99% of Stilwell Value, and managing and sole member of Stilwell Advisors, has shared voting and dispositive power over 567,000 shares. The address of the principal office of Stilwell is 111 Broadway, 12th Floor, New York, New York 10006.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of the directors, the WHITE proxy card provided by the Board of Directors enables you to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed. Under Delaware law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the Annual Meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.

As to the ratification of Rayburn, Bates & Fitzgerald, P.C. as our independent registered public accountants, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item. The ratification of independent registered public accountants must be approved by a majority of the shares voted at the Annual Meeting without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the non-binding advisory vote to approve the Company’s named executive officer compensation, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item. The “say on pay” vote must be approved by a majority of the shares voted at the Annual Meeting without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the non-binding advisory vote to approve a frequency for the “say on pay” vote, by checking the appropriate box a stockholder may vote “FOR Every Year”, “FOR Every 2 Years”, “FOR Every 3 Years” or “ABSTAIN” from voting on the item. The “say on frequency” vote must be approved by a majority of the shares voted at the Annual Meeting without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the approval of the HopFed Bancorp, Inc. 2013 Long Term Incentive Plan, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item. The HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan must be approved by a majority of the shares voted at the Annual Meeting without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by             , the inspector of election designated by our Board of Directors.

IF YOU HAVE ALREADY RETURNED A GREEN PROXY CARD TO THE STILWELL GROUP, WE URGE YOU TO CHANGE YOUR VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD TO SUPPORT THE BOARD’S NOMINEES.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Dr. Thomas I. Miller, Steve Hunt and Michael L. Woolfolk to serve for a three-year term and until their successors are elected and qualified. Delaware law and the Company’s Bylaws provide that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominee. Stockholders are not entitled to cumulate their votes for the election of directors. If the nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Nominating and Corporate Governance Committee of the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

The Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experience and perspective and who have both the ability to contribute to various aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board members. We believe that each or our nominees and our other directors possess these attributes as discussed in the biographies below.

The Board of Directors unanimously recommends that you vote “FOR” the nominees named below as directors of the Company.

The following table sets forth for the nominees and for each director and named executive officer such person’s name, age and the year such person first became a director, and the number of shares and percentage of Common Stock beneficially owned.

NAME	AGE(1)	YEAR FIRST ELECTED DIRECTOR		PRESENT TERM TO EXPIRE	SHARES OF COMMON STOCK BENEFICIALLY OWNED (3)(4)		PERCENT OF CLASS

BOARD NOMINEES FOR TERM TO EXPIRE IN 2016
Thomas I. Miller	68	2001		2013	18,352		0.2%
Steve Hunt	51	2010		2013	4,161		0.1%
Michael L. Woolfolk	59	2012	(2)	2013	34,116		0.5%

DIRECTORS CONTINUING IN OFFICE
Clay Smith	61	2011		2014	—		—
Harry J. Dempsey	55	1999		2014	37,954		0.5%
Gilbert E. Lee	69	1999		2014	77,115		1.0%
Ted S. Kinsey	67	2008		2015	21,745		0.3%
John E. Peck	48	2000		2015	56,814		0.8%
Other Named Executive Officers:
Billy C. Duvall	47	—		—	23,776		0.3%
P. Michael Foley	40	—		—	3,712		—
Keith Bennett	51	—		—	10,563		0.1%
All Executive Officers and
Directors as a Group (11 persons)					288,308	(5)	3.8	%(5)

(1)	As of December 31, 2012.
(2)	Mr. Woolfolk was appointed to the Board of Directors of the Company on August 15, 2012.
(3)	As of the Record Date. In accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares. Includes shares owned directly by the named indviduals, shares held by their spouses, minor children and trusts over which they have or share voting or investment power. Does not include shares held or beneficially owned by other relatives as to which the named individuals disclaim beneficial ownership. Also includes options to purchase Common Stock which are exercisable within 60 days of the Record Date. See “— Directors’ Compensation — 1999 Stock Option Plan.”
(4)	Includes unvested shares held in the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) that may be voted by the following persons: 18,426 shares by Mr. Peck and 3,627 shares by Mr. Foley.
(5)	Includes 7,503,039 of the Company’s Common Stock outstanding as of the record date plus options to purchase 20,808 shares of Common Stock which are exercisable within 60 days of the Record Date.

Listed below is certain information about the principal occupations of the Company’s director nominees and other directors and executive officers of the Company. Unless otherwise noted, all such persons have held these positions for at least five years.

Director Nominees

Dr. Thomas I. Miller, CPA. From 1967 to 2010, Dr. Miller served as an instructor, assistant professor, associate professor, professor and currently is professor emeritus of accounting at Murray State University. Dr. Miller served as the Chairman of the Accounting Department for 17 years; coordinator of planned giving for five years; and served as interim president of Murray State University in 2006. He is the Executive Director of the Murray State University Foundation and has served in that position for 21 years. Dr. Miller was a partner in the public accounting firm of Miller & Wilson, a certified public accounting firm located in Murray, Kentucky from 1993 through 2010 and currently serves as an employee. He is a member of the AICPA, the Kentucky Society of CPAs, the American College of Forensic Examiners and the American Accounting Association. Dr. Miller is a former chairman and trustee of the Murray-Calloway County Hospital and served as a board member of the Murray Electric System for 12 years. Dr. Miller’s accounting experience, as well as his contacts in the local community, are among his qualifications to serve on the Board of Directors, as Chairman of the Compensation Committee, and on the Audit Committee, and provide significant value to the Board.

Steve Hunt. Mr. Hunt was elected a director of the Company in 2010. He is Vice-President of Agri-Power Inc., a Board Member of Agri-Chem and a partner in Hunt Farms, all headquartered in Hopkinsville, Kentucky. Agri-Power, Inc. operates six retail dealerships for IH Case, New Holland and Kubota in western Kentucky and southern Indiana. Agri-Chem provides agricultural related products and services throughout Western Kentucky and operates a river terminal on the Cumberland River in Lyon County, Kentucky. Hunt Farms is a family owned farm with approximately 8,000 acres of corn, wheat and soybeans and approximately 100 acres of tobacco. Mr. Hunt is a twelve year board member of the Christian County Water District, a fifteen year board member and past president of the Kentucky Small Grain Grower Association, a two year board member of the Christian County Chamber of Commerce Agricultural and Commerce Committee and a member of Hillcrest Baptist Church. Mr. Hunt’s business experience and relationships are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Michael L. Woolfolk. Mr. Woolfolk has served as Executive Vice President and Chief Operations Officer of the Bank since August 2000. Mr. Woolfolk was appointed to the Board of Directors of the Company on August 15, 2012. Prior to that, Mr. Woolfolk was President of First-Star Bank-Marshall County, President and Chief Executive Officer of Bank of Marshall County and President of Mercantile Bank. Mr. Woolfolk is a member of First Baptist Church of Hopkinsville. Mr. Woolfolk’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial services industries are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Continuing Directors

Clay Smith. Mr. Smith, elected in 2011, has served as the owner and operator of Pennyrile Ford Lincoln Mercury in Hopkinsville, Kentucky since 2002 and Purchase Ford of Mayfield, Kentucky since 2000. Prior to that, Mr. Smith serviced as Chief Financial Officer of Jenkins and Wynne Honda, Ford and Lincoln for thirteen years. Mr. Smith is a member of the Hopkinsville Rotary Club. Mr. Smith has served as past chairman on several committees of the First Baptist Church of Hopkinsville, of which he is a member. Mr. Smith’s business and financial experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Harry J. Dempsey, M.D. Dr. Harry J. Dempsey has served as a director of HopFed Bancorp, Inc. since 1999. Dr. Dempsey has been an anesthesiologist with Christian County Anesthesia in Hopkinsville, Kentucky since 1985. Dr. Dempsey has a variety of business interests including agricultural, retail and residential development, retail and residential construction, and part ownership of a local residential golf course community. Dr. Dempsey has twice served as Medical Staff President at Jennie Stuart Medical Center and as a director on the Medical Center’s hospital board. Dr. Dempsey is a past chairman of the United Way of Pennyrile and has served as the Medical Director of the Hopkinsville-Christian County Paramedic Ambulance Service since its inception. Dr. Dempsey’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Gilbert E. Lee. Mr. Lee is a life-long resident of Christian County, Kentucky. Mr. Lee is co-owner of Lee Rentals, LLC, a residential and commercial real estate rental company. Mr. Lee has owned several businesses in the community, including two consumer finance companies and various retail establishments. Mr. Lee is a member of the Eagle Way Bypass Church of Christ, where he previously served on its finance committee. Mr. Lee’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Ted S. Kinsey. Mr. Kinsey, elected in 2008, has served as the owner and operator of Parkway Chrysler, Inc. in Benton, Kentucky since 1980. Mr. Kinsey previously served as a Director of the Bank of Marshall County in Benton, Kentucky and Mercantile Bank of St. Louis, Missouri. Mr. Kinsey has served as a director of the Benton Electric System since 2004 and the Marshall County Hospital in Benton, Kentucky since 2006. Mr. Kinsey is a member and serves on the finance committee of the First Baptist Church of Benton, Kentucky. Mr. Kinsey’s business and banking experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John E. Peck. Mr. Peck has served as President, Chief Executive Officer and a director of both the Company and the Bank since 2000. Prior to that, Mr. Peck was President and Chief Executive Officer of United Commonwealth Bank and President of Firstar Bank-Calloway County. Mr. Peck was a past Board Member and Chairman of the Christian County Chamber of Commerce, Jennie Stuart Hospital and Murray-Calloway County Hospital. Mr. Peck holds a Bachelor of Science of Business Administration with a concentration in Finance from the University of Louisville. Mr. Peck is a graduate of the Louisiana State University School of Banking. Mr. Peck is a member and serves on the finance committee of the First Baptist Church of Hopkinsville. Mr. Peck’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial industries, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Proxy Contest

Joseph Stilwell and a group of funds he controls (the “Stilwell Group”) has notified the Company that they intend to nominate one person for election as a director at the Annual Meeting. Accordingly, there may be four nominees for election to the Board, but only three nominees will be elected. The Stilwell Group consists of Stilwell Value Partners I, L.P., Stilwell Value Partners VI, L.P., Stilwell Activist Fund, L.P., Stilwell Associates, L.P., Stilwell Associates Insurance Fund of the S.A.L.I. Multi-Series Fund, L.P., Stilwell Advisors LLC, Stilwell Value LLC, and Mr. Joseph Stilwell. No other nominations of persons for election as directors of the Company were submitted to the Company pursuant to the advance notice provisions of the Company’s Certificate of Incorporation.

The Stilwell Group has filed preliminary proxy material with the SEC indicating its intent to solicit proxies in support of its candidate. The Stilwell Group’s candidate has NOT been endorsed by our Board. We are not responsible for the accuracy of any information provided by or relating to the Stilwell Group contained in any proxy solicitation materials filed or to be filed or disseminated by, or on behalf of, the Stilwell Group or any other statements that the Stilwell Group may otherwise make.

We urge you to elect the directors recommended by the Board, by completing the attached WHITE proxy card and returning it in the enclosed postage-paid envelope. The Board recommends that you DO NOT sign or return any proxy card that may be sent to you by the Stilwell Group or anyone else. Voting against another person’s nominees on a proxy card sent to you by that person is not the same as voting for the Board’s nominees, because a vote against another person’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted the green proxy card to the Stilwell Group, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Executive Officers Who are Not Directors

Billy C. Duvall. Mr. Duvall has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Bank since 2001. Prior to that, he was an Auditor with Rayburn, Betts & Bates, P.C., independent public accountants and nine years as a Principal Examiner with the National Credit Union Administration. Mr. Duvall holds a Bachelor of Business Administration from Austin Peay State University in Accounting and Finance. Mr. Duvall is a Certified Public Accountant of Virginia. Mr. Duvall is the current Board Chairman for the Pennyroyal Mental Health Center, a member of the Hopkinsville Kiwanis Club, and a member of Southside Church of Christ in Hopkinsville.

P. Michael Foley. Mr. Foley was hired in December 2011 to serve as Senior Vice President, Chief Credit Officer of the Bank. From January 2011 to December 2011, he served as Senior Vice President, Senior Credit Officer in the Special Assets Group of Old National Bank of Evansville, Indiana. From 2006 through December 2010, Mr. Foley served as Senior Vice President, Senior Credit Officer and Chicago Market Manager for Integra Bank of Evansville, Indiana.

Keith Bennett. Mr. Bennett has served as Montgomery County, Tennessee Market President for the Bank since 2005. Prior to that, Mr. Bennett was Vice President of Commercial Lending for Farmers and Merchants Bank and First Federal Savings and Loan, both of Clarksville, Tennessee. Mr. Bennett served seven years as a field examiner with the Office of Thrift Supervision. Mr. Bennett holds a Bachelor of Business Administration in Accounting from the University of Tennessee at Martin.

PROPOSAL II—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board, as recommended and approved by the Audit Committee, is recommending to the stockholders the ratification of the appointment of Rayburn, Bates & Fitzgerald, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Rayburn, Bates & Fitzgerald, P.C. has served as the Company’s independent public accountants since 2000. A representative of the firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders. For a discussion of the fees paid Rayburn, Bates & Fitzgerald, PC for the 2012 and 2011 fiscal years, see “Independent Registered Public Accounting Firm” below.

As to ratification of the independent registered public accounting firm, the proxy card being furnished by the Board of Directors enables a stockholder to: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on the proposal. Ratification of the independent public accounting firm must be approved by the affirmative vote of a majority of the shares voted at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL III—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires us to seek advisory (non-binding) stockholder approval of the compensation of our named executive officers as disclosed under this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the stockholders of HopFed Bancorp, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the related disclosure in the Proxy Statement.”

Because this vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling a decision by the Board nor create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, stockholders may (i) vote “FOR” the advisory resolution, (ii) vote “AGAINST” the advisory resolution or (iii) “ABSTAIN” from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, broker non-votes and abstentions will have no effect on the voting.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. Our compensation policies and procedures are centered on a pay-for-performance culture. The Compensation Committee and the Board of Director believe our compensation practices are aligned with the long-term interests of our stockholders. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that are intended to reward executives for results consistent with stockholder interests.

Our Board and our Compensation Committee believe that our commitment to responsible compensation practices justifies a vote by stockholders “FOR” the advisory resolution approving the compensation of our executives as disclosed in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the advisory resolution approving the compensation of the named executive officers, including the Compensation and Discussion Analysis, and related disclosure in this Proxy Statement.

PROPOSAL IV—ADVISORY (NON-BINDING) VOTE

ON THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION

At the Annual Meeting stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of named executive officers (the “say-on-pay” advisory vote in “Proposal III—Advisory (Non-Binding) Vote on Executive Compensation” above) this year and will do so at least once every three years thereafter.

At the Annual Meeting, we are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

The Dodd Frank Act also requires us to submit an, advisory (non-binding) resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation should be held every year, every two years or every three years. In satisfaction of this requirement, stockholders are being asked to vote on the following advisory resolutions:

“Resolved, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every year, every two years or every three years as reflected by their votes for each of these alternatives.”

After careful consideration, the Compensation Committee and the Board of Directors recommend that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. This determination was based upon the premise that executive compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, broker non-votes and abstentions will have no effect on the voting.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: “Every Year”, “Every 2 Years”, “Every 3 Years” or “ABSTAIN.” Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation.

The Board of Directors recommends a vote “FOR” approval of the “Every Year” frequency vote to approve a non-binding, advisory resolution on compensation of named executive officers.

Board of Director and Stockholder Meetings

The Board of Directors met 12 times during the fiscal year ended December 31, 2012. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2012. The Company encourages directors’ attendance at its annual stockholder meetings and requests that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2012 Annual Meeting of Stockholders.

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Messrs. Miller, Dempsey, Hunt, Kinsey, Lee and Smith are independent directors of the Company within the meaning of applicable NASDAQ listing standards.

Independent members of the Board of Directors of the Company meet in executive session without management present and are scheduled to do so at least two times per year. During the fiscal year ended December 31, 2012, independent members of the Board of Directors met two times in executive session without management present.

Stockholder Communications

Stockholders may communicate directly with members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: P.O. Box 537, Hopkinsville, Kentucky 42241. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual, unless the Company believes the communication may pose a security risk. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all officers, other employees and directors. A link to the Code of Ethics is on the Investor Relations portion of the Company’s website. Any waiver or substantive amendments of the Code of Ethics applicable to the Company’s directors and executive officers also will be disclosed on the Company’s website.

Luxury Expenditure Policy

The Board of Directors has adopted a Luxury Expenditure Policy that applies to all officers, other employees and directors. A link to the Luxury Expenditure Policy is on the Investor Relations portion of the Company’s website. Any waiver or substantive amendments of the Luxury Expenditure Policy applicable to the Company’s directors and executive officers also will be disclosed on the Company’s website.

We determined to continue our Luxury Expenditures Policy although it is no longer required since we exited TARP. We believe it is a good practice to limit expenses to what is reasonable and typically required in the course of business.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of applicable SEC rules and NASDAQ listing standards. The Board of Directors has adopted a charter for each of the three standing committees. Links to these committee charters are on the “Investor Relations” portion of the Company’s website, http://www.bankwithheritage.com. The Board of Directors of each of the Company and the Bank also has an Executive Committee.

Audit Committee

The current members of the Audit Committee are Dr. Dempsey, who serves as the Chairman, and Messrs. Miller and Lee. Each of the members of the committee is independent within the meaning of applicable NASDAQ rules. The Board of Directors has determined that Dr. Miller is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The Audit Committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from the Company’s management. The independent auditors have unrestricted access and report directly to the committee.

The Audit Committee met five times during 2012. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the stockholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) registered public accounting firms; (ii) complaints relating to accounting, internal accounting controls or auditing matters; (iii) authority to engage advisors; and (iv) funding as determined by the audit committee.

These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors, available on the “Investor Relations” portion of the Company’s website at: http://www.bankwithheritage.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor. The policy requires that all services to be provided by the independent auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided during 2012.

Compensation Committee

The members of the Compensation Committee are Dr. Miller, who serves as the Chairman, and Messrs. Kinsey and Lee, each of whom is a non-employee director and is also independent within the meaning of NASDAQ listing standards. The Compensation Committee met two times during 2012. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the executive officers and directors. The Compensation Committee also administers our stock incentive plans. A link to the Compensation Committee Charter is on the “Investor Relations” portion of our website.

Nominating and Corporate Governance Committee

The independent members of the Board of Directors serve as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2012, the Nominating and Corporate Governance Committee held two meetings.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for the Company and serving the long-term interests of the Company’s stockholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period (incumbent directors whose terms are to expire do not participate in such review); and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ rules, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company’s voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided the stockholders follow the procedures set forth in the Company’s Certificate of Incorporation. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, and based on whether the candidate was recommended by a stockholder or otherwise.

The Company’s Certificate of Incorporation provides that, to be timely, a stockholder’s notice of nomination must be delivered or mailed to the Secretary of the Company not less than 30 days nor more than 60 days prior to an annual meeting; provided, however, that in the event that less than 40 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be not later than close of business on the 10th day following the date on which notice is mailed. A stockholder’s notice of nomination must also set forth as to each person who the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, and (d) any other information reasonably requested by the Company.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Stockholder nominations may be proposed by any stockholder eligible to vote at an annual meeting provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation. See “Date for Submission of Stockholder Proposals.” As stated above, the Company has received notice of one stockholder nomination from the Stilwell Group.

The Nominating and Corporate Governance Committee may reject any nomination by a stockholder not made in accordance with the requirements of the Company’s Certificate of Incorporation. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the chairman of the Annual Meeting shall, if the facts warrant, determine at the Annual Meeting whether the nomination was made in accordance with the terms of the Certificate of Incorporation.

Executive Committees

The Board of Directors of each of the Company and the Bank has established an Executive Committee which, when the Board of the Company or the Bank is not in session, may exercise all of the authority of the Board except to the extent that such authority is limited by law or Board resolution. Members of the Executive Committee of each of the Company and the Bank are Messrs. Miller, Lee, Kinsey and Peck. During 2012, the Executive Committee of the Company and the Bank each conducted one meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”), comprised entirely of independent directors, has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to directors and executive officers) and review and approve annually all compensation decisions relating to the CEO and the other executive officers of the Company. The Committee meets a minimum of two times annually to review executive compensation programs, approve compensation levels and performance targets, review management performance, and approve final executive bonus distributions. The Committee operates in accordance with a charter, which was revised in January 2011, setting forth its rights and responsibilities. The Committee and the Board annually review the charter.

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer, our Chief Financial Officer, and our other most highly-compensated executive officers listed in the Summary Compensation Table. We refer to these five persons throughout as the “named executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the named executive officers has the potential to impact both our short-term and long-term profitability. Therefore, we place considerable importance on the design and administration of the executive compensation plans, policies and benefit programs.

TARP Compensation Standards

On December 12, 2008, the Company became a participant in the TARP/CPP administered by the Treasury. As a result, we were required to comply with a number of executive compensation standards during the period of time in which the Treasury held an equity position in the Company.

Initially, there were four standards, which applied to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our three next highest paid executive officers (our “senior executive officers”). These standards were in effect as of the end of 2008 and consisted of the following:

•	Limit on severance. We were required to limit payments on any senior executive officer’s involuntary separation by reference to his or her historic compensation.

•

Clawback. We were required to be able to recover bonuses, retention awards and incentive compensation paid to senior executive officers if they were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (whether or not the executive was at fault, any misconduct occurred, or the financial statements were restated).

•

No unnecessary and excessive risk. Our Compensation Committee was required to review our senior executive officer compensation programs with our senior risk officers and certify that the Company has made reasonable efforts to ensure that the incentive compensation arrangements do not encourage unnecessary and excessive risks that threaten our value. The Committee’s certification relating to this review is contained in the Compensation Committee Report that follows this Compensation Discussion and Analysis.

•	Limited deductible compensation. We were prohibited from taking a tax deduction for annual compensation over $500,000.

Each of our current executive officers had agreed that their separation entitlements and bonuses, retention awards and other incentive compensation would comply with these standards.

On February 17, 2009, the American Reinvestment and Recovery Act of 2009 (“ARRA”) required the Treasury Department to enact additional compensation standards. Under ARRA, the compensation standards were required to include the following.

•

Prohibition on severance. ARRA standards prohibited severance payments to our top five senior executive officers and the next five most highly compensated employees, other than payments for services performed or benefits accrued.

•

Prohibition on bonuses, retention awards, and other incentive compensation. ARRA standards prevented us from paying or accruing any bonus, retention award or incentive compensation to our CEO. The exceptions are limited, although we were permitted to award long-term restricted stock that has a value not exceeding one-third of the employee’s total annual compensation, so long as such restricted stock does not fully vest during the period the Company participates in TARP.

•

Stricter clawback. ARRA standards extended this recovery requirement to the top five senior executive officers and the next twenty most highly compensated employees based on materially inaccurate financial statements or other criteria.

•

Prohibition on compensation plans that “encourage” earnings manipulation. AARA prohibited participating companies from implementing any compensation plan that would encourage manipulation of the reported earnings in order to enhance the compensation of employees.

On December 19, 2012, the Company repurchased $18.4 million of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which had been issued and sold by the Company to the Treasury under the TARP/CPP in 2008. As a result of this repurchase, the Company is no longer subject to the limits on executive compensation and other restrictions stipulated by the TARP/CPP.

Compensation Philosophy and Objectives

The Board of Directors and the Committee believe that the compensation paid to our executive officers should be closely aligned with the performance of the Company, that such compensation must be competitive with similar institutions in the region, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Committee utilizes both salary and equity compensation as a tool to attract and retain key executive officers. The Committee believes that compensation based on short term performance goals may not always be in the best interest of stockholders.

The Committee believes that compensation should be structured to ensure that a portion of the executive’s compensation opportunities will be directly related to Company achieving its longer term goals. Achievement of these goals may not result in immediate improvement in the Company’s stock price since the Company’s current focus is on expansion into higher growth markets. This expansion may result in higher operating expenses and lower earnings in the near term. However, the Board of Directors is committed to the long term growth opportunities and enhanced stockholder value that this expansion provides.

The Board of Directors remains committed to stockholder value by achieving a higher stock price in the future, with most operational and financial goals set within a five year time frame. The Committee recognizes that the Company’s stock is thinly traded and daily prices can fluctuate widely based on small trade volumes, making it difficult to measure the short-term performance of the Company’s stock.

For the Company’s most senior executive officers, including the executive officers named in this Proxy Statement, their equity compensation is designed to reward Company-wide performance of the business goals set out by the Company’s Board of Directors. In last three years, the Company has chosen to utilize equity compensation in the form of restricted stock awards in addition to a base salary as a means to attract and retain key executive officers.

Role of Executive Officers and Compensation Consultant

The Committee makes all compensation decisions for the CEO and all other executive officers of the Company. The CEO annually reviews the performance of each other executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee considers the CEO’s recommendation when making its final compensation decision for all executives other than the CEO.

The Committee utilizes the Human Resource Department and also has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee in 2012 utilized the 2012 Financial Institutions Compensation Survey Report (the “Survey”), prepared for the Kentucky Bankers Association (“KBA”) by Crowe Chizek and Company LLC, to compare and benchmark the total compensation program for the CEO and other executive officers. The Survey collects data from over 90 financial institutions and reports data on more than 8,800 bank employee salaries. The Company participates in this Survey annually.

In addition to the KBA survey, the Compensation Committee conducted a salary review of twenty-one publically traded financial institutions with assets between $750 million and $2.0 billion located in Indiana, Alabama, Georgia, Kentucky, Mississippi and Tennessee. The median size, financial performance, and financial condition of these institutions are similar to the Company. The salary information for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Credit Officer was compared for the following financial institutions for the period ending December 31, 2012:

Porter Bancorp, Inc.	S.Y. Bancorp, Inc.

Citizens First Corporation	Farmers & Merchants Bancorp

Home Federal Bancorp	Citizens Holding Company

Community Bank Shares of Indiana, Inc.	First Security Group, Inc.

Bank of Kentucky Financial Corporation	First Financial Service Corporation

First Advantage Bancorp	F&M Bank Corp.

Tower Financial Corporation	United Security Bancshares, Inc

Setting Executive Compensation

The Company intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. The Company has structured cash and equity compensation to motivate executives to achieve the business goals set by the Company and rewards the executives for achieving such goals. For the executive officers, including the named executive officers in the Summary Compensation Table, the current compensation package includes a base salary, grants of stock options and/or awards of restricted stock. Executives with lending responsibilities may also receive cash bonuses based on incentives including production, asset quality and margin enhancement. The executive’s base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company. The Committee believes the combined value of base salary plus annual incentive is competitive with the salary and bonus provided to similarly situated executives as reflected in the salary report from the KBA.

Base Salary

Base salary ranges are established based on a number of factors, including the KBA Survey of similar asset sized financial institutions as well as other market data. The KBA Survey illustrates the market rate for select executive positions expressed as a percentage of the median paid by the respondent companies. Executive positions are individually benchmarked against these survey sources annually to establish a competitive salary range for each position, which is typically targeted to be at or slightly above the median of the survey results.

The actual base salary of each executive officer relative to the target established above is determined by the executive’s performance, which is evaluated annually by the CEO and reviewed and approved by the Committee. In the case of the CEO, the Committee also considers the performance of the Company, and the anticipated level of difficulty of replacing the CEO with someone of comparable experience and skill. Based on these factors, the Committee established the CEO’s current base salary at $301,044 per year. Salaries for the other named executive officers are set forth on the Summary Compensation Table.

The Committee adjusted the salary of Mr. Bennett to $168,609 effective as of January 1, 2012. In June 2012, the Committee chose not to adjust the salaries of Messrs. Peck, Woolfolk, Duvall and Foley and they remained unchanged from the prior year. The Committee will review the salaries of Messrs. Peck, Woolfolk, Foley and Duvall in June 2013, with any changes in base salary to be effective as of July 1, 2013.

Long Term Incentive Compensation

In 2010, 2011 and 2012, the Committee made grants of restricted stock to the CEO under the Company’s stock plans and to Chief Credit Officer in 2012. The purpose of these equity incentives is to encourage stock ownership, offer long-term performance incentive and to more closely align the executive’s compensation with the return received by the Company’s stockholders. In 2008, the Committee made restricted stock grants to the CEO and executive officers as outlined in the table titled Grant of Plan – Based Awards included in this document. Grants of stock options and restricted stock are typically made on an annual basis at the Committee’s June meeting following the public release of the Company’s fiscal year-end results.

Stock options, when awarded, have an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant. Restricted stock grants vest equally over a four year period but vesting may be accelerated due to the a change in control of the Company, an exercise of options by the award recipient and the death or termination without cause of the award recipient. In 2010, the Committee approved restricted stock awards totaling 1,434 shares to non-executive management employees. In 2011, the Committee approved restricted stock awards totaling 2,163 shares to non-executive management employees. In 2012, the Committee approved restricted stock awards totaling 1,566 shares to non-executive management employees. In the first three months of 2013, the Committee approved restricted stock awards totaling 227 shares to non-executive management employees. The Committee did not approve any stock option awards during 2010, 2011, 2012 or the first three months of 2013.

Retirement Plans

Defined Contribution Plan

The Company has a defined contribution retirement plan in which all of the named executive officers currently participate.

401(k) Plan

The Company’s 401(k) Plan is a tax-qualified plan that covers all eligible salaried and hourly employees. Currently the Company makes matching contributions of 100% up to the 4% elective deferral rate. Elective deferrals of greater than 4% are not matched by the Company. In addition, the Company provides an additional contribution for all eligible employees equal to 4% of their base salary.

The amount of total contributions made by the Company to each participant is subject to income limitations by the Internal Revenue Service. The 401(k) Plan is a defined contribution plan and as such the ultimate benefit is a derivative of the contributions made and the performance of the underlying investments. Each participant self directs their respective investments from an approved master list of qualifying investment funds. No Company issued securities are held in the 401(k) plan. For the year ended December 31, 2012, all named executive officers with the exception of Mr. Foley (did not qualify due to length of employment) participated in the 401(k) Plan. For the year ended December 31, 2012, the Company’s total expense related to its 401(k) Plan was $686,000.

Perquisites and Other Personal Benefits

The Company generally does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits not described above. The only exception is that the Company provides Mr. Peck and Mr. Bennett with reimbursement for country club dues. Mr. Peck also has the use of a Company leased vehicle. The values of these benefits are disclosed in the Summary Compensation Table.

Employment and Other Agreements

The Company and the Bank have employment agreements with Messrs. Peck, Woolfolk, Duvall and Foley.

The employment agreements between Mr. Peck and each of the Company and the Bank are three-year agreements. On each annual anniversary date of these agreements (June 30), the agreements and Mr. Peck’s term of employment may be extended for an additional one-year period beyond the then effective expiration date, provided that the Board determines in a duly adopted resolution that Mr. Peck’s performance has met the Board’s requirements and standards. The agreements provide for a base salary and certain perquisites as noted above. In addition, the agreements provide certain payments to Mr. Peck in the event his employment is terminated as a result of a change of control of the Company or the Bank, or his termination without just cause. Upon a termination within 12 months after a change in control, Mr. Peck would be entitled to receive an amount equal to 2.9 times Mr. Peck’s base salary.

Mr. Peck’s agreements with the Company also provides for a gross-up payment to offset the effects of any excise taxes imposed on him under Section 4999 of the Internal Revenue Code. Upon a termination without just cause, Mr. Peck would be entitled to a lump sum payment equal to his remaining salary under the agreements.

The employment agreements with Mr. Woolfolk are three-year agreements that may be extended on the same basis as Mr. Peck’s agreements. The agreements provide for a base salary as noted above. In addition, the agreements provide certain payments to Mr. Woolfolk in the event his employment is terminated as a result of a change of control of the Company or the Bank, or his termination without just cause. Upon a termination within 12 months after a change in control, Mr. Woolfolk would be entitled to receive an amount equal to 2.9 times Mr. Woolfolk’s base salary. Mr. Woolfolk’s agreement with the Company also provides for a gross-up payment to offset the effects of any excise taxes imposed on him under Section 4999 of the Internal Revenue Code. Upon a termination without just cause, Mr. Woolfolk would be entitled to a lump sum payment equal to his remaining salary under the agreements. Mr. Woolfolk’s current base salary is $225,608.

The employment contracts for Messrs. Peck and Woolfolk contain a non-interference provision for provides the Messrs. Peck and Woolfolk will not make contact with any employees of the Company or Bank with whom he had contact with during his term of employment for the purpose of soliciting such employee for hire. In the event of a change of control, the non-interference provision for Messer. Peck and Woolfolk become void.

The employment agreements for Mr. Duvall were for a term beginning on February 12, 2008 to June 30, 2010. In each period beginning with June of 2010, June of 2011 and June of 2012, the Committee chose to extend the terms of the employment agreement with Mr. Duvall for one additional year. The Compensation Committee may continue to extend the employment agreement for an additional year prior to July 1 of each year. The agreements provide for a current base salary of $185,680. In addition, the agreements provide certain payments to Mr. Duvall in the event his employment is terminated as a result of a change of control of the Company or the Bank, or he is terminated without just cause. Upon a termination within 12 months after a change in control, Mr. Duvall would be entitled to receive an amount equal to two times his base salary. Upon a termination without just cause, Mr. Duvall would be entitled to a lump sum payment equal to their remaining salary under the agreement.

The employment agreement for Mr. Foley is for a term beginning on December 15, 2011 to December 14, 2014. The Committee may continue to extend the employment agreements for an additional year prior to July 1 of each year. The agreements provide for a base salary as noted above. In addition, the agreements provide certain payments to Mr. Foley in the event their employment is terminated as a result of a change of control of the Company or the Bank, or they are terminated without just cause. Upon a termination within 12 months after a change in control, Mr. Foley would be entitled to receive an amount equal to the remaining term of his contract. Mr. Foley’s current base salary is $170,000.

The employment agreements for Messrs. Duvall and Foley include a non-compete clause, which would prevent Messers. Duvall and Foley from being employed, owning, or acting as a consultant to any financial institution, mortgage brokerage firm, insurance firm or other company that may compete either indirectly or directly with the Company or the Bank for a period of one year after termination of employment. The non-compete clause is limited to fifty miles of any office of the Company or its subsidiaries. In the event of a change of control, the non-compete clause for Messer. Duvall and Foley is voided.

The severance payments provided in the agreements are intended to qualify as short-term deferrals under Section 409A of the Internal Revenue Code and the regulations and guidance there under.

Effective December 12, 2008, the Company became a participant in the TARP/CPP. As a condition to TARP/CPP participation, all members of the Company’s senior management agreed to waive their rights for “excess parachute payments” during the term of Treasury’s investment in the Company. The Company terminated its TARP/CPP participation on December 19, 2012, and, accordingly, the Company’s named executive officers and other senior officers have terminated their agreements with the Treasury.

Except for these agreements, and our broad-based severance policy, none of our named executive officers has an agreement which requires us to pay their salaries for any period of time. We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or pending change in control.

Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of stockholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the CEO and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary, by its nature, does not qualify as performance-based compensation under Section 162(m). The Company’s grants of stock options and restricted stock under its stock award plans qualify as performance-based compensation under Section 162(m).

Indemnification; Other Benefits.

Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also provide our directors with customary directors and officers liability insurance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby furnishes this report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission. The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, and subject to the limitations on the role and responsibility of the Compensation Committee, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. This report is submitted on behalf of the members of the Compensation Committee.

The Compensation Committee certifies that while the Company had outstanding obligations under the TARP program, in accordance with the requirements of the Treasury regulations relating to compensation by TARP recipients: (1) it discussed, evaluated and reviewed with the senior risk officer the named executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage named executive officers to take unnecessary and excessive risks that threaten the value of the Company; (2) it discussed, evaluated and reviewed with the senior risk officer the Company’s employee compensation plans in light of the risks posed to the Company by such plans, and how to limit such risks; and (3) it discussed, evaluated and reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Respectfully submitted on March 28, 2013.

Dr. Thomas I. Miller, Chairman

Gilbert E. Lee

Ted Kinsey

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2012 or is a former officer of the Company or any of its subsidiaries.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for the Company’s CEO, CFO, and the four other most highly compensated executive officers for the fiscal year ended December 31, 2012, December 31, 2011, and December 31, 2010.

Name and Principal Position	Year	Salary		Bonus(1)		Stock Awards(2)		Option Awards(5)	Non- Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation(3)(4)		Total
John E. Peck	2012		$301,044		$59,953		$117,046	—	—	—		$51,162		$529,205
President & CEO	2011		$292,524		—		$13,465	—	—	—		$43,130		$349,119
	2010		$284,004		—		$19,942	43,500	—	—		$42,256		$389,702

Billy C. Duvall Treasurer & CFO	2012 2011 2010	$ $ $	185,680 180,425 175,170	$ $ $	45,221 44,492 42,008	$ $ $	3,349 6,621 10,897	— — —	— — —	— — —	$ $ $	19,848 18,823 17,846	$ $ $	254,098 250,361 245,921

Michael L. Woolfolk Chief Operating Officer & Board Secretary	2012 2011 2010	$ $ $	225,608 219,223 212,838	$ $ $	55,047 54,059 51,041	$ $ $	4,635 10,034 15,055	— — —	— — —	— — —	$ $ $	28,841 20,840 19,600	$ $ $	314,131 304,156 298,534

Keith Bennett Montgomery Co. Market President	2012 2011 2010	$ $ $	168,609 162,106 160,105		$5,180 — —	$ $ $	3,712 5,732 10,174	— — —	— — —	— — —	$ $ $	18,953 19,533 17,352	$ $ $	196,454 187,371 187,631

P. Michael Foley (6) Chief Credit Officer	2012 2011	$ $	169,465 4,575		— —		— —	— —	— —	— —		$418 N/A	$ $	169,883 4,575

(footnotes on following page)

(1)	Represents cash bonus paid for meeting operational and long term financial goals established by the Company’s Board of Directors.
(2)	Represents restricted stock awards approved by the Compensation Committee that vest over a four-year period at a rate of 25% per year. Vesting is accelerated upon a change in control, the exercise of eligible options, and death or termination without cause of the award recipient. The dollar amounts in this column represent restricted stock awards granted in 2006, 2007, 2008, 2009, 2010 and 2011 that partially vested during 2010, 2011 and 2012. Messrs. Peck, Duvall, Woolfolk, Clark and Stalls received restricted stock awards that partially vested in June of 2009, 2010 and 2011 and 2012 while a portion of Mr. Pecks awards vested on December 19, 2012. Mr. Bennett’s restricted stock awards vested in November of 2010, 2011 and 2012. The market price of the Company’s Common Stock was $7.75 on June 15, 2011, $8.85 on June 30, 2010, and $9.50 on June 30, 2009, respectively. The market price of the Company’s Common Stock was $6.06 on November 2, 2011, $8.97 on November 2, 2010 and $13.20 on November 2, 2009, respectively. All compensation amounts include unpaid quarterly dividends on vested shares plus interest on unpaid dividends at a rate of 5% per year. On December 19, 2012, Mr. Peck had 13,062 shares of restricted stock vest immediately upon the Company’s Purchase of 100% of the Preferred Stock from the United States Treasury at par. At December 19, 2012, the closing price of the Company’s common stock was $7.86.
(3)	Includes Company matching contributions under our 401(k) plan of up to 8% of base salary. In 2010, the Company matched a total of $19,600, $17,846, $19,600, $14,300, $17,852 and $13,622, for Messrs. Peck, Duvall, Woolfolk, Clark, Stalls and Bennett, respectively. In 2011, the Company matched a total of $19,600, $18,523, $19,600, $4,566, $17,777 and $13,427, for Messrs. Peck, Duvall, Woolfolk, Clark, Stalls and Bennett, respectively. In 2012, the Company’s matched a total of $20,000, $18,740, $20,000 and $14,204, for Messrs. Peck, Duvall, Woolfolk, and Bennett, respectively as Mr. Foley was not eligible to participate in the Company’s 401K plan until January 1, 2013. Mr. Peck was paid $7,800 for the Company’s use of a building he owns. Also included in this column are amounts for a life insurance policy provided to all full time employees equal to three times the employee’s base compensation and payments on Mr. Peck’s behalf of $3,390 and Mr. Bennett’s behalf of $4,059 for local country club memberships. The column titled other expenses also includes the lease payment of $10,494 on an automobile provided to Mr. Peck. In 2012, Messrs. Peck and Woolfolk received fees paid to them as Board of Directors of the Company totaling $7,825 and $6,650, respectively.
(4)	Also includes director fees paid to Messrs. Peck and Woolfolk. See “Director Compensation.”
(5)	In 2010, Mr. Peck exercised 30,000 shares of the 2000 Stock Option Plan for a net taxable benefit of $43,500.
(6)	Mr. Foley was hired as Chief Credit Officer on December 15, 2011.

Grant of Plan - Based Awards

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2012, December 31, 2011 and December 31. 2010. All restricted granted awards and award base pricing have been adjusted to reflect the Company’s 2% stock dividend paid to stockholders of record on September 30, 2010 and October 3, 2011.

Name	Grant Date(1)	Estimated future payouts under Non- Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock(2)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards			Grant Date Fair Value of Stock and Option Awards(3)
John E. Peck	6/20/2012 6/30/2011 6/30/2010	— — —	— — —	5,199 8,985 8,653	(4) (5)	— — —	$ $ $	7.00 7.60 8.67	(4) (5)	$ $ $	36,393 68,286 75,022
P. Michael Foley	6/20/2012	—	—	3,627		—		$7.00			$25,389

(1)	The Compensation Committee granted Mr. Peck a restricted stock award on June 30, 2010. June 30, 2011 and June 20, 2012 and granted Mr. Foley a restricted stock award on June 20, 2012.
(2)	Restricted stock awards approved by the Compensation Committee vest over a four year period at a rate of 25% per year. Vesting is accelerated upon a change in control, the exercise of eligible options, the death or termination without cause of the grant recipient.
Mr. Peck’s awards granted in 2009, 2010 and 2011 did partially vest until December 19, 2012, the date that the Company repurchased 100% of the Preferred Stock from the United States Treasury.
(3)	The grant date fair value of the awards shown in the above table was computed in accordance with FAS 123(R) and represents the total projected expense to the Company of awards made in 2010, 2011, and 2012.
(4)	The number of shares and base price of shares awarded was adjusted for a 2% stock dividend paid to stockholders of record on October 3, 2011.
(5)	The number of shares and base price of shares awarded was adjusted for a 2% stock dividend paid to stockholders of record on October 3, 2011, and September 30, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards as of December 31, 2012. The outstanding stock awards, stock options exercisable and option exercise strike price have been adjusted to reflect a 2% stock dividend paid to stockholders of record on September 30, 2010 and October 3, 2011.

	Option Awards				Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested		Market Value of Shares that have not Vested
John E. Peck
2009 Restricted Stock Award	—	—	—	—	2,163	(2)	$18,645
2010 Restricted Stock Award	—	—	—	—	4,326	(3)	$37,290
2011 Restricted Stock Award	—	—	—	—	6,738	(4)	$58,082
2012 Restricted Stock Award	—	—	—	—	5,199	(5)	$44,815
P. Michael Foley
2012 Restricted Stock Award	—	—	—	—	3,627	(5)	$31,265
Michael F. Stalls
1999 Stock Option Plan	2008	—	$16.67	6/1/2014	—		—

(1)	The fair market value of the Company’s common stock price at the end of the fiscal year was $8.62 per share.
(2)	Remaining unvested shares that will vest on June 15, 2013. The award has been adjusted for a 2% stock dividend paid to shareholders of record of October 3, 2011 and September 30, 2010.
(3)	Remaining unvested shares that will vest 50% on June 15, 2013, and 50% on June 15, 2014. The award has been adjusted for a 2% stock dividend paid to shareholders of record of October 3, 2011 and September 30, 2010.
(4)	Remaining unvested shares that will vest 33% on June 20, 2013, 33% on June 20, 2014, and 34% on June 20, 2015.
The award has been adjusted for a 2% stock dividend paid to shareholders of record of October 3, 2011.
(5)	Remaining unvested shares that will vest 25% on June 20, 2013, 25% on June 20, 2014, and 25% on June 20, 2015, and 25% on June 20, 2016.

Option Exercises and Stock Vested

The following table sets forth exercised options and vested awards for the fiscal years ended December 31, 2012.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
John E. Peck	—	—	13,843	$115,927
Billy C. Duvall	—	—	427	$2,989
Michael L. Woolfolk	—	—	585	$4,095
Michael F. Stalls	—	—	467	$3,269
Keith Bennett	—	—	383	$3,121

(1)	In 2012, the Compensation Committee did not grant any options.
(2)	Represents the number of shares of restricted stock vested in 2012. Mr. Peck’s vesting shares included 13,062 shares of restricted stock that vested as a result of the Company’s repurchase of 100% of the Preferred Stock at par from the United States Treasury on December 19, 2012.
(3)	For Messrs. Peck, Duvall, Woolfolk, and Stalls, the dollar value realized on vesting shares was computed using the closing price of the Company’s common stock at June 18, 2012 of $7.00 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. Mr. Bennett’s award vested on November 2, 2012, and the value realized on vesting shares was computed using the closing price of the Company’s common stock on that date of $8.15 per share. Mr. Peck had 13,062 shares vest on December 19, 2012 using the close price of the Company’s common stock at that date of $8.38 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year.

The following table sets forth exercised options and vested awards for the fiscal year ended December 31, 2011.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
John E. Peck	—	—	1,329	$12,855
Billy C. Duvall	—	—	727	$6,387
Michael L. Woolfolk	—	—	1,005	$9,724
Michael F. Stalls	—	—	796	$7,699
Keith Bennett	—	—	703	$4,260

(1)	In 2011, the Compensation Committee did not grant any options.
(2)	Represents the number of shares of restricted stock vested in 2011.
(3)	For Messrs. Peck, Duvall, Woolfolk and Stalls, the dollar value realized on vesting shares was computed using the closing price of the Company’s common stock at June 15, 2011 of $7.75 per share, plus unpaid dividends and interest on unpaid dividends of 5% per year. Mr. Bennett’s award vested on November 2, 2011, and the value realized on vesting shares was computed using the closing price of the Company’s common stock on that date of $6.06 per share.

Equity Compensation Plans

1999 Stock Option Plan. Pursuant to the 1999 Stock Option Plan (the “1999 Plan”) which was approved at the 1999 Annual Meeting of Stockholders, directors and employees of the Company and the Bank are eligible to receive options to acquire shares of Common Stock and stock appreciation rights. Upon stockholders’ approval, each director of the Company (other than Messrs. Dempsey, Lee, Harvey, Peck and Miller who were subsequently elected to the Board of Directors) received an option to acquire shares of Common Stock. As of the Record Date, all options granted to the Company’s directors expired. The Company may no longer issue additional options from this plan.

2000 Stock Option Plan. Pursuant to the original employment contract of Mr. Peck signed in July of 2000, Mr. Peck received options to acquire 40,000 Shares of Common Stock at $10.00 per share, the market value of the Common Stock at the time of issue. The options vested over a four year period at a rate of 25% per year. In 2008, Mr. Peck exercised 10,000 options. On February 26, 2010, Mr. Peck exercised the 30,000 remaining options in a non-cash exchange. As a result of this exchange, Mr. Peck received 3,800 shares of Common Stock. The market price of the Common Stock at the time of exercise was $11.45 per share.

2004 Long-Term Incentive Plan. Pursuant to the 2004 Plan, which was approved at the 2004 Annual Meeting of Stockholders, 107,000 shares of Common Stock (subject to adjustment as provided for in the 2004 Plan) currently are available for issuance pursuant to a variety of awards, including options, share appreciation rights, restricted shares, restricted share units, deferred share units, and performance-based awards. The purpose of the 2004 Plan is to attract, retain and motivate select employees, officers, directors, advisors and consultants of the Company and its affiliates and to provide incentives and rewards for superior performance. The Compensation Committee did not make any restricted stock awards to non-employee directors during 12 month periods ended December 31, 2011, and December 31, 2012.

DIRECTOR COMPENSATION

The following table sets forth the compensation received by the Company’s non-employee directors.

Name(1)	Earned or Paid in Cash(2)	Stock Awards	Option Awards	Incentive Plan Compensation	Deferred Compensation Earnings	All Other Compensation(3)	Total
Thomas I. Miller	$23,000	—	—	—	—	$5,400	$28,400
Harry J. Dempsey	$21,175	—	—	—	—	—	$21,175
Gilbert E. Lee	$27,575	—	—	—	—	—	$27,575
Ted S. Kinsey	$19,075	—	—	—	—	$5,400	$24,475
Steve Hunt	$14,300	—	—	—	—	—	$14,300
Clay Smith	$17,600	—	—	—	—	—	$17,600
John E. Peck(4)	$7,825	—	—	—	—	—	$7,825
Michael Woolfolk(4)	$6,650	—	—	—	—	—	$6,650

(1)	Members of the Board of Directors of the Company receive fees in their capacity as such. Messrs. Peck and Woolfolk, as Directors who are employed by the Company and the Bank receive additional compensation of $700 per month for their service as a director beginning July, 2012. Mr. Woolfolk was appointed to the Board of Directors on August 15, 2012.
(2)	Includes a $350 monthly retainer and, with the exception of Board Chairman Lee, an additional $650 per month for each Bank board meeting attended. The Chairman of the Board receives $775 per month for each Bank board meeting attended. In addition, each non-employee board member receives $350 for committee meetings attended. Messers. Miller, Kinsey and Smith also serve as community board members for the Bank. Community board members serve on non-voting advisory boards in their local communities of residence or influence. Each community board member receives a monthly retainer of $450.
(3)	Cash payments to Directors of the Company for the participation in local community boards.
(4)	Messers. Peck and Woolfolk are employees of the Company. Their Board compensation is also included in the “Other Compensation” section of the Executive Officer portion of this Proxy Statement.

During the year ended December 31, 2012, fees paid to Bank directors totaled $193,650, including cash payments of $22,650 and $23,000 to two directors of the Bank who are not directors of the Company. The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Potential Payments Upon a Change In Control or Termination

The following table quantifies the estimated change in control payment that would have been payable to each named executive officer assuming a change in control or involuntary termination without cause had occurred on December 31, 2012, and other requirements for payment had been met. The Company is not required to make any payments to executive officers upon their voluntary termination or termination with cause.

Name	Cash Severance	Stock Option Acceleration(1)	Restricted Stock Acceleration(2)	Benefits(3)	Tax Payments(4)	Total
John E. Peck
Change of control	$873,028	—	$158,832	$74,711		$1,499,433
Involuntary termination without cause	$749,600	—	$158,832	$66,751	$337,320	$1,312,503
Billy C. Duvall
Change of control	$371,360	—	—	$45,517	—	$416,877
Involuntary termination without cause	$278,520	—	—	$38,090	—	$316,610
Michael L. Woolfolk		—
Change of control	$741,263	—	—	$74,711	$333,568	$1,149,543
Involuntary termination without cause	$564,020	—	—	$66,751	$253,809	$884,580
P. Michael Foley
Change of control	$493,754	—	—	—	—	$493,754
Involuntary termination without cause	$493,754	—	—	—	—	$493,754
Keith Bennett
Change of control or involuntary termination without cause	—	—	—	—	—	—

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our Common Stock at December 31, 2012, of $8.62.
(2)	Assumes the immediate vesting of all unvested restricted stock upon a change in control using the fair market value of our Common Stock at December 31, 2012, of $8.62.
(3)	Represents the cost to continue medical insurance, dental and life insurance, 401(k) matching of the employee’s base salary and other benefits for the remaining contractual period.
(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

RELATED PARTY TRANSACTIONS

Our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were customers of the Bank during 2012. All loans to our related persons - as defined in Instruction 1 to item 404(a) of Regulation S-K - were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company, through its wholly owned subsidiary, Heritage Bank (the “Bank”), has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families and their associates. The Bank has made such loans on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company. No loans involved more than the normal risk of collectability or presented other unfavorable features that require disclosure in the proxy statement.

Our Audit Committee Charter requires that we review all transactions that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K (“Related Party Transactions”) for potential conflicts of interest. Generally, the Audit Committee will be responsible for reviewing and approving all Related Party Transactions.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director, although this prohibition does not apply to loans made by depository institutions such as the Bank that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with the Bank. With respect to lending activities, the Bank has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

•

is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Banks with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Audit Committee review would be required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds $120,000 and does not meet the criteria noted above or which becomes a past due, nonaccrual, restructured or a potential problem loan as of year-end under applicable SEC rules. To date, there have been no such loans. Also, in compliance with Regulation O, a majority of the Board of Directors of the Bank must approve in advance any extension of credit to any director or executive officer or any of their related entities where the aggregate lending relationship exceeds $500,000. A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

In accordance with Regulation O, additional restrictions are imposed on extensions of credit to any executive officer.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2012, the Committee met five times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to the public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Public Company Accounting Oversight Board Rules, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function within the organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee received reports throughout the year on the progress of the review of the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder. The Committee will continue to obtain updates by management on the process and will review management’s and the independent auditor’s evaluation of the Company’s system of internal controls.

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent auditors and management prior to release of Company quarterly and annual financial information or the filing of any such information with the Securities and Exchange Commission. The Committee also reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2012, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission. Subject to stockholder ratification, the Committee intends to recommend the reappointment of Rayburn, Bates & Fitzgerald, P.C. as the independent auditors for the Company.

The Audit Committee annually reviews its charter, reports to the Board of Directors on its performance and conducts a Committee self-assessment process.

Respectfully submitted on March 28, 2013.

Harry J. Dempsey, Chairman

Dr. Thomas I. Miller

Gilbert E. Lee

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 2012 all such filing requirements were complied with in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rayburn, Bates & Fitzgerald, P.C., served as the Company’s independent registered public accounting firm for the year ended December 31, 2012. The Audit Committee presently intends to renew the Company’s arrangement with Rayburn, Bates & Fitzgerald, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to ratification of the appointment at the Annual Meeting. A representative of Rayburn, Bates & Fitzgerald, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

Audit Fees and Other Matters

Rayburn, Bates & Fitzgerald, P.C. provided audit services to the Company consisting of the annual audit of the Company’s 2012 and 2011 consolidated financial statements contained in the Company’s Annual Reports on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for 2012 and 2011.

Fee Category	Fiscal Year 2012	% of Total	Fiscal Year 2011	% of Total
Audit Fees	$207,500	87.9%	$199,000	86.8%
Audit-Related Fees	10,500	4.4%	15,000	6.6%
Tax Fees	18,145	7.7%	15,100	6.6%
All Other Fees	$—	—	$—	—

Total Fees	$236,145	100.0%	$229,100	100.0%

The Audit Committee approved all services provided by Rayburn, Bates & Fitzgerald, P.C. during 2012 and 2011. Additional details describing the services provided in the categories in the above table are as follows:

Rayburn, Bates & Fitzgerald, P.C. did not provide any services related to the financial information systems design and implementation of the Company during 2012 and 2011.

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with auditing standards generally accepted in the United States of America.

Audit-Related Fees. These fees include a review of accounting standards, the collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

Tax Fees. These are fees billed for professional services related to the completion of federal and state tax return preparation, state tax research and state tax planning strategies.

All Other Fees. None.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining audit independence. The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether these services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. For 2012 and 2011, non-audit services included only those services described above for “Audit-Related Fees” and “Tax Fees.” All of the audit-related and tax services and related fees were approved in advance by the Audit Committee.

PROPOSAL V—APPROVAL OF THE HOPFED BANCORP, INC. 2013 LONG-TERM INCENTIVE PLAN

The growth and future success of our Company depends upon the efforts of our officers, directors, employees, and consultants. We believe that the proposed Hopfed Bancorp, Inc. 2013 Long-Term Incentive Plan (the “Plan”) combines an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing stockholder value. Upon the recommendation of the Compensation Committee, our Board has adopted the Plan, subject to stockholder approval at the Annual Meeting. The Plan is summarized below and the full text of the Plan is attached to this Proxy Statement as Exhibit B. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Exhibit B carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We believe that providing officers, directors, employees, and consultants with a proprietary interest in the growth and performance of our Company stimulates individual performance and enhances stockholder value. We also believe that a portion of our executive’s compensation should be linked to our performance.

We currently grant annual long-term incentive awards to our executives and key employees and annual grants to non-employee directors under our 2004 Long-Term Incentive Plan (the “2004 Plan”). As of March 28, 2013, approximately 107,000 shares of Common Stock remained available for grant under our 2004 Plan. If the Plan is approved by our stockholders, we will no longer grant awards under the 2004 Plan. Over the last three years, we have awarded an average of 10,372 shares per year for these annual grants under our incentive plans. The following chart provides data on the total awards made under the incentive plans for the past three years:

Fiscal Year	Restricted Shares Granted	Options Granted	Total Shares Awarded	Total Dollar Value Awarded(1)
2012	10,392	n/a	10,392	$73,790
2011	10,972	n/a	10,972	$87,432
2010	9,751	n/a	9,751	$92,027

(1)	Calculated based on grant date fair value on the date of grant.

Although the number of shares required for each annual grant varies based on a number of factors, including our share price at the time of grant and the size of individual grants awarded by our Compensation Committee, we do not believe that we have sufficient shares available for long-term incentive grants to our executive officers and other key employees for 2013 and beyond. We believe that adoption of a new plan is necessary to provide the Company with the continued ability to attract, retain, and motivate key personnel in a manner tied to the interests of stockholders. We anticipate that the shares reserved for issuance under the Plan will be sufficient to meet our needs for approximately ten years.

If the Plan is not approved, the Company has approximately 107,000 shares remaining available under its 2004 Plan, which will expire on April 21, 2014, that we may use for long-term incentive grants during 2013 and early 2014. Following the expiration of the 2004 Plan, we may be required to increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and divert cash that could be reinvested in our business.

The Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•	the Plan prohibits granting options with an exercise price less than the fair market value of a share of Common Stock on the date of grant;

•	the Plan prohibits repricing of any option without stockholder approval;

•	the Plan provides a minimum vesting period of three years for restricted share awards, with incremental vesting of portions of the award over the three-year period permitted;

•	material amendments of the Plan require stockholder approval; and

•	awards under the Plan are administered by the Compensation Committee, an independent committee of our Board.

Dilution. If the Plan is approved, the overall dilutive effect of our equity award program, including outstanding equity awards and shares available for grant, would be approximately 4% of our fully diluted shares outstanding.

Terms of the Plan

Administration of the Plan. The Compensation Committee of our Board (or a subcommittee thereof) will generally administer the Plan, and has the authority to make awards under the Plan and to set the terms of the awards. The Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Compensation Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.

Eligibility. Officers, directors, employees and consultants of our Company and its affiliates will be eligible to receive awards (“Awards”) under the Plan when designated as participants. We currently have five executive officers and six non-employee directors who are eligible to receive Awards under the Plan. In addition, 10 key employees currently participate in the 2004 Plan. Awards under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code;

•	non-qualified stock options;

•	restricted shares; and

•	performance awards.

Each type of Award is discussed in greater detail in “Types of Awards” below.

Shares Issuable Through the Plan. A total of 300,000 shares of our Common Stock are authorized to be each issued under the Plan, representing approximately 4% of our outstanding Common Stock. The closing sale price of a share of our Common Stock, as quoted on the NASDAQ Global Market on March 28, 2013, was $[•].

Limitations and Adjustments to Shares Issuable Through the Plan. The Plan limits the Awards granted to any single participant in a fiscal year to no more than 25,000 shares of our Common Stock. Each non-employee director is limited to 30,000 shares in the aggregate, and each employee is limited to 75,000 shares in the aggregate. The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 300,000. The maximum value of a performance award that is valued in dollars (whether or not paid in shares) and scheduled to be paid out to any single participant in any fiscal year is $100,000.

For purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan, shares that are not delivered because an Award is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Plan. In addition, shares delivered or withheld in payment of an option or delivered or withheld to satisfy withholding obligations in connection with an Award shall not be available for future grant under the Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Common Stock. In addition, the exercise price of any outstanding options and any performance goals will also be adjusted if necessary to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan. Our Board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

•	permit the repricing of an option;

•	materially increase the number of issuable shares;

•	materially increase the benefits accruing to participants;

•	materially expand the classes of persons eligible to participate;

•	expand the types of awards available for grant;

•	materially extend the term of the Plan; or

•	reduce the price at which Common Stock may be offered through the Plan.

No amendment or discontinuance of the Plan may materially impair any previously granted Award without the consent of the recipient.

Term of the Plan. No Awards may be granted under the Plan after March 20, 2023, which is the tenth anniversary of the date the Plan was approved by our Board.

Award Agreements. Grants of Awards will be subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an Award agreement between the Company and the participant. The agreement may include provisions requiring the forfeiture of outstanding Awards in the event of the participant’s termination of employment or, in the case of performance awards, if applicable goals or targets are not met.

Award Recovery Policy Inc. Each Award agreement shall include a provision requiring the recovery of the Award if a restatement occurs within three years following the final payout of the Award and the participant was determined to be responsible (in whole or in part) for the restatement, or if the Award is subject to any clawback policy the Company adopts as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Types of Awards. Each type of Award that may be granted under the Plan is described below.

Options. An option is a right to purchase shares of Common Stock from the Company. The Compensation Committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, but may not exceed 10 years. The Compensation Committee may accelerate the exercisability of any option at any time. As noted above, the Compensation Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Common Stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Award, a cash payment or shares of Common Stock, unless approved by our Company’s stockholders. The Plan permits the Compensation Committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The option exercise price may be paid in cash, by check, in shares of Common Stock, through a “cashless” exercise arrangement with a broker approved by our Company, through a net exercise procedure (if approved by the Compensation Committee), or in any other manner authorized by the Compensation Committee.

Restricted Shares. Restricted shares are shares of Common Stock granted by the Compensation Committee and made subject to certain restrictions on sale or other transfer by the recipient during a particular period of time (the restricted period). The restricted period must be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, however, this restriction does not apply to awards to non-employee directors. Subject to the restrictions provided in the applicable Award agreement and the Plan, a participant receiving restricted shares may have all of the rights of a stockholder as to such shares, however, any dividends that are payable on those shares during the restricted period will accrue and be payable to the participant only when, and to the extent that, the related restricted shares vest.

Performance Awards. The Plan also permits the Compensation Committee to grant to participants performance awards, which are Awards based on the achievement of specific goals with respect to the Company or any affiliate or the individual performance of the participant, or a combination thereof, over a specified period of time. The maximum compensation that may be paid to any one participant with respect to a performance award shall be 10,000 shares of Common Stock and $100,000 in cash. The Compensation Committee may elect to structure the performance awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Options granted in accordance with the terms of the Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Grants of performance awards that we intend to qualify as performance-based compensation under Section 162(m) must be conditioned upon the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria selected by the committee to measure Company, affiliate, and/or business unit performance for a given performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units. As applicable, each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the committee) and, if so determined by the committee, and to the extent permitted under Section 162(m) of the Internal Revenue Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

Our Compensation Committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be re-approved by our stockholders every five years.

Termination of Employment or Service. If a participant ceases to be an employee of our Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding Awards may be exercised, will vest, or will expire at such times as may be determined by the Compensation Committee and as provided in the applicable award agreement.

Change in Control. In the event of a participant’s involuntary termination (as defined in the Plan) within 12 months following a change in control of our Company (as defined in the Plan or in an Award agreement), all Awards will become fully vested and exercisable, and all restrictions or limitations on any Awards will lapse.

In addition, upon a change in control, our Compensation Committee will have the authority to take a variety of actions regarding outstanding Awards. Within a certain time frame and under specific conditions, our Compensation Committee may:

•	arrange for the assumption of the Awards by the successor corporation;

•	accelerate the vesting of any Awards; or

•	arrange or otherwise provide for the payment of cash or other consideration in satisfaction and cancellation of the Awards.

Transferability of Awards. The Awards awarded under the Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order (as defined in the Internal Revenue Code), or (d) as to options only, if permitted by the Compensation Committee and so provided in the applicable Award agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. We may withhold from any payments or share issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or to have our Company withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act, is subject to the Compensation Committee’s right of disapproval.

Awards to Be Granted

If our stockholders approve the Plan at the Annual Meeting, grants of awards to employees, directors, and consultants will be made in the future by the Compensation Committee as it deems necessary or appropriate. No Awards have been, or will be, granted under the Plan prior to stockholder approval. The Compensation Committee has not determined what Awards it will grant under the Plan.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Awards that may be awarded under the Plan are summarized below. Participants who are granted Awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Options. Normally, a participant who is granted an option will not realize any income nor will our Company normally receive any deduction for federal income tax purposes in the year the option is granted. When a non-qualified option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of the shares acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such shares within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the shares on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Shares. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted share award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted shares, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the shares as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the shares will be taxable to the participant at capital gains rates. If the shares are later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Performance Awards. Generally, a participant who is granted a performance award under the Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If shares are received, the ordinary income will be equal to the excess of the fair market value of the shares received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m) of the Internal Revenue Code.

Tax Consequences of a Change in Control. If, upon a change in control of our Company, the exercisability, vesting, or payout of an Award is accelerated, then on the date of the change in control any excess of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Awards that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

The following table provides information as of December 31, 2012, with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Equity Compensation Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Approved by Stockholders	20,808	(1)	$16.67	(1)	107,000	(2)
Not Approved by Stockholders	—		—		—

(1)	Outstanding option under the 1999 Plan.
(2)	Remaining shares of Common Stock available for issuance under the 2004 Plan.

Vote Required

Approval of the Plan requires the affirmative vote of a majority of the shares voted at the Annual Meeting without regard to abstentions or broker non-votes.

Our Board unanimously recommends a vote “FOR” approval of the HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation. Georgeson, Inc. will assist in the solicitation of proxies. We will pay Georgeson $80,000 plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of Georgeson’s proxy solicitation services on our behalf.

The Annual Report to Stockholders for the year ended December 31, 2012, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal for action at the 2014 annual meeting of stockholders, to be held on or about May 21, 2014, must forward a copy of the proposal or proposals to the Company’s secretary at P.O. Box 537, Hopkinsville, Kentucky 42241-0537. Any such proposal or proposals intended to be presented at the 2014 annual meeting of stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 18, 2013.

The Company’s Certificate of Incorporation provides that due notice of business to be brought before an annual meeting by a stockholder must be delivered to the Secretary of the Company not less than 30 nor more than 60 days prior to the meeting, unless notice of the date of the meeting occurs fewer than 40 days prior to the date of the meeting, in which event the Certificate of Incorporation provides that due notice of business to be brought before the meeting by a stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the day of the meeting was mailed. A stockholder’s notice of new business must also set forth certain information specified in the Company’s Certificate of Incorporation concerning the business the stockholder proposes to bring before the annual meeting. New business may be proposed by any stockholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation.

To be timely under the Certificate of Incorporation, a stockholder’s proposal for new business in connection with the 2013 Annual Meeting of stockholders must be delivered on or before April 15, 2013. With respect to the 2013 Annual Meeting of the stockholders and pursuant to SEC rules, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 15, 2013, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

The Company shall not be required to include in its proxy statement and proxy relating to an annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SEC, IS AVAILABLE ON THE COMPANY’S WEBSITE AT www.bankwithheritage.com/investor. STOCKHOLDERS AS OF THE RECORD DATE WILL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, HOPFED BANCORP, INC., P.O. BOX 537, HOPKINSVILLE, KENTUCKY 42241-0537. STOCKHOLDERS ALSO MAY ACCESS A COPY OF THE FORM 10-K, INCLUDING EXHIBITS, ON THE SEC’S WEBSITE AT www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL L. WOOLFOLK

SECRETARY

Hopkinsville, Kentucky

April [—], 2013

EXHIBIT A

INFORMATION CONCERNING PARTICIPANTS IN

HOPFED BANCORP, INC.’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) identify the name and business address of our directors and director nominees, and the name, present principal occupation, and business address of our officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2013 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and director nominees who are considered participants in our proxy solicitation are set forth above under the caption “Proposal 1—Election of Directors” in this proxy statement. The name and address of the organization of employment of our directors and director nominees are as follows:

Name	Business Address

Dr. Thomas I. Miller	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Steve Hunt	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Michael L. Woolfolk	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Clay Smith	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Harry J. Dempsey	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Gilbert E. Lee	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Ted S. Kinsey	4155 Lafayette Road, Hopkinsville, Kentucky 42240

Officers and Employees

The principal occupations of our officers and employees who are considered participants in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address for each person is HopFed Bancorp, Inc., 4155 Lafayette Road, Hopkinsville, Kentucky 42240.

Name	Principal Occupation

John E. Peck	President and Chief Executive Officer

Billy C. Duvall	Chief Financial Officer

Michael L. Woolfolk	Executive Vice President and Chief Operations Officer

Michael F. Stalls	Senior Commercial Lending Officer

Keith Bennett	Montgomery County Market President

Michael Foley	Senior Vice President and Chief Credit Officer

Information Regarding Ownership of HopFed Bancorp, Inc. Securities by Participants

The number of shares of our Common Stock held by our directors, director nominees, officers, employees and each associate (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934) of these individuals as of March 28, 2013 is included above under the caption “Voting Securities and Principal Holders Thereof” in this proxy statement.

Information Regarding Transactions in HopFed Bancorp, Inc. Securities by Participants

The following table provides information regarding purchases and sales of our Common Stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the two years prior to             , 2013, including the dates on which such shares were purchased or sold and the amount purchased or sold on such dates. Unless otherwise indicated, all transactions were conducted in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares.

Name	Date	Number of Shares of Common Stock	Transaction Description
Harry J. Dempsey	1/4/2011 1/15/2011 1/7/2011 1/10/2011 1/10/2011	881 5,000 1,000 1,000 5,000	1 1 1 1 1
Billy C. Duvall	8/12/2011 9/23/2011 2/8/2012 8/2/2012 2/19/2013	100 1,000 210 200 180	2 2 2 2 2
P. Michael Foley	6/20/2012 3/2/2013	3,627 85	3 2
Gilbert E. Lee	2/15/2013	3,378	2
Dr. Thomas I. Miller	9/28/2011	289	2
John E. Peck	7/15/2011 8/11/2011 9/23/2011 2/8/2012 6/20/2012 8/7/2012 8/7/2012 2/20/2013 2/20/2013	8,985 600 3,500 1,150 5,199 1,000 540 5,000 5,000	3 2 2 2 3 2 2 1 1

Michael F. Stalls	8/12/2011	600	1
Michael L. Woolfolk	8/12/2011 9/23/2011 2/8/2012 8/1/2012 3/1/2013	230 3,671 315 300 269	2 2 2 2 2

(continued on following page)

1.	Sale in the open market, direct ownership unless otherwise noted.
2.	Purchase in the open market; direct ownership unless otherwise noted.
3	Restricted stock award.

Miscellaneous Information Concerning Participants

Except as described in this Exhibit A or otherwise disclosed in this proxy statement, to the best of our knowledge, no participant, or any of his or her associates (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934), beneficially owns any shares of our Common Stock or other securities of HopFed Bancorp, Inc. or the Bank. Furthermore, except as generally described above under the caption “Related Party Transactions” in this proxy statement, to the best of our knowledge, no participant or any of his or her associates, is either a party to any transactions or series of transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of transactions in which (i) we or any of our subsidiaries are or are to be a party, (ii) the amount involved exceeds $120,000, and (iii) any participant, or any of his or her associates, had or will have a direct or indirect material interest.

To the best of our knowledge, except as described in this Exhibit A or as otherwise disclosed in this proxy statement, no participant, or any of his or her associates, has entered into any agreement or understanding with any person regarding any future employment by HopFed Bancorp, Inc. or any of its affiliates or any future transactions to which HopFed Bancorp, Inc. or any of its affiliates will or may be a party. Except as generally described above under the caption “Related Party Transactions” in this proxy statement, to the best of our knowledge, no participant is a party to any contract, arrangement, or understanding with any person with respect to any securities of HopFed Bancorp, Inc. including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Exhibit A or as otherwise disclosed in this proxy statement, to the best of our knowledge, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting of Stockholders.

No participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

EXHIBIT B

HOPFED BANCORP, INC.

2013 LONG-TERM INCENTIVE PLAN

1.	Establishment, Purpose, and Types of Awards

HopFed Bancorp, Inc., a Delaware corporation (the “Company”) hereby establishes an incentive compensation plan to be known as the HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), for the purpose of attracting, retaining and motivating select employees, officers, directors, advisors, and consultants for the Company and its Affiliates and to provide incentives and awards for superior performance.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Restricted Shares
Section 8	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

(a) Number of Shares. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be delivered to Participants and their permitted transferees under the Plan shall be 300,000 Shares. For all Awards, these Shares may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

(b) Share Counting. To the extent any Shares covered by an Award are not delivered to a Participant or permitted transferee because the Award is forfeited or canceled, or Shares are not delivered because an Award is paid or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. If an Award, by its terms, may only be settled in cash, then the grant, vesting, payout, and/or forfeiture of such Award shall have no impact on the number of Shares available for grant under this Plan. In the event that Shares are issued as an Award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If Shares are delivered or withheld in payment of an Option or delivered or withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares may not again be granted under the Plan.

(c) Limitations on Awards. Subject to adjustment as provided in Section 11, the following additional limitations are imposed under the Plan:

(i) The maximum number of Shares that may be issued upon exercise of Options intended to qualify as incentive stock options under Section 422 of the Code shall be 300,000 Shares.

(ii) The maximum number of Shares that may be covered by Awards, including Options, granted under the Plan to any one individual during any one fiscal-year period shall be 25,000, except that each non-employee Director shall be limited to 30,000 Shares in the aggregate, and each employee shall be limited 75,000 Shares in the aggregate.

(iii) The maximum value of a Performance Award that is valued in dollars (whether or not paid in Shares) scheduled to be paid out to any one Participant in any fiscal year shall be $100,000.

4.	Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of a Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition; Delegation of Authority. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, renewed or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees), and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 8 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

6.	Option Awards

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(i) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date of an Option, except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, and (ii) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on such Grant Date.

(e) Repricing. Except for adjustments pursuant to Section 11 or actions permitted to be taken by the Committee under Section 11 in the event of a Change in Control, unless approved by the stockholders of the Company, (a) the exercise price for any outstanding Option granted under this Plan may not be decreased after the Grant Date; and (b) an outstanding Option that has been granted under this Plan may not, as of any date that such Option has a per share exercise price that is greater than the then current Fair Market Value of a Share, be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, Restricted Shares, Performance Awards, a cash payment, or Shares.

(f) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(g) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(h) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. The exercise notice shall be accompanied by the full purchase price for such Shares. The exercise price shall be payable in United States dollars and may be paid (i) in cash; (ii) by check; (iii) by delivery of or attestation of ownership of Shares, which Shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; (iv) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the Shares, issuable under the Option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (v) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate Fair Market Value of the Shares subject to the Option; or (f) in such other manner as may be authorized from time to time by the Committee. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(i) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service (provided, however, that notwithstanding the default provisions below, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement):

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her “disability” within the meaning of Section 22(e)(3) of the Code, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(j) Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per Share by which: (a) the Fair Market Value of the Shares subject to the Option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6(e).

7.	Restricted Shares

(a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any) and the terms upon which the Restricted Shares may become vested. The Committee may condition any Award of Restricted Shares to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(b) Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares, the terms and conditions under which and the period of time (the “Restricted Period”) after which the Participant’s interest in the Restricted Shares will become vested. Each award of Restricted Shares may have a different Restricted Period. The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, except that no minimum Restricted Period applies to grants to non-employee directors. An acceleration of the expiration of the applicable Restricted Period shall occur as may be determined by the Committee and provided in the Award Agreement in the event of termination of employment due to death, disability or retirement, or in the event of a Change in Control. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s

Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. Any certificates representing Restricted Shares shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend making appropriate reference to such restrictions. Alternatively, in the discretion of the Company, ownership of the Restricted Shares and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share, unless an Award Agreement provides otherwise. No fractional shares shall be distributed.

(e) Dividends payable on Vesting. Unless otherwise provided in the Award Agreement, upon the vesting date of Restricted Shares, such Participant or duly-authorized transferee shall also be entitled to receive, with respect to each Share released or issued, an amount equal to any cash dividends and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

8.	Performance Awards

(a) Performance Units. The Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. A Performance Unit is an Award which is based on the achievement of specific goals with respect to the Company or any Affiliate or individual performance of the Participant, or a combination thereof, over a specified period of time. The maximum Performance Unit compensation that may be paid to any one Participant with respect to any one Performance Period (hereinafter defined) shall be 10,000 Shares and $100,000 in cash.

(b) Performance Compensation Awards. The Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Section 162(m) of the Code, in which event the Committee in its discretion shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Section 162(m) of the Code.

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be 10,000 Shares and $100,000 in cash.

(c) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

9.	Withholding

(a) General. The Company shall have the right to withhold from any payments made or Shares issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Award, the Participant may, subject to Section 9(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned Shares or to have the Company withhold Shares, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the Shares to be delivered or withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Special Rules. Each Election must be made prior to the Tax Date. For Participants who are not subject to Section 16 of the Exchange Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award that the right to make Elections shall not apply to such Award. If a Participant makes an election under Section 83(b) of the Code with respect to Restricted Shares, an Election to have Shares withheld to satisfy withholding taxes is not permitted to be made.

10.	Non-Transferability of Awards

No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to Options only, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate

Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the Participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an ISO is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Non-ISO. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect.

11.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control and subject to any restrictions that may be applicable under Section 409A of the Code, each Award will terminate immediately prior to the consummation of such action, subject to the discretion of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control and subject to any restrictions that may be applicable under Section 409A of the Code, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant (subject to the specific commitments made in any Award Agreement) with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right; or

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards.

(d) Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options), and any repurchase right applicable to any Shares shall lapse in full, upon such Participant’s termination.

12.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other later date as is determined by the Committee, provided that in the case of an Option, the Grant Date shall be the later of the date on which the Committee makes the determination granting such Option or the date of commencement of the Participant’s employment or consulting relationship with the Company.

13.	Modification of Awards and Substitution of Options.

(a) Modification of Awards. Within the limitations of the Plan and any Award Agreement, the Committee may modify an Award, to accelerate the rate at which an Option may be exercised (including without limitation permitting an Option to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option is at the time exercisable, to the extent it has not previously been exercised), or to accelerate the vesting of any Award.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new Option does not give persons additional benefits, including any extension of the exercise period.

14.	Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from the date of its approval by the Board, unless the Plan is sooner terminated under Section 15 below. Notwithstanding the previous sentence, however, that subject to Section 15, the Plan shall remain in effect after such date with respect to Awards granted prior to that date, until all such Awards have either been satisfied by the issuance of Shares or otherwise been terminated under the terms of the Plan and all restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

15.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Law, the Board may amend, suspend or terminate this Plan at any time; provided, however, that no such amendment may:

(i) amend the Plan to permit repricing of Options without the approval of stockholders;

(ii) materially impair, without the consent of the recipient, an Award previously granted, except that the Company retains all of its rights under Sections 11 and 13; or

(iii) materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (A) except for adjustments permitted herein, a material increase to the maximum number of Shares that may be issued through the Plan, (B) a material increase to the benefits accruing to Participants under the Plan, (C) a material expansion of the classes of persons eligible to participate in the Plan, (D) an expansion of the types of Awards available for grant under the Plan, (E) a material extension of the term of the Plan and (F) a material change that reduces the price at which Shares may be offered through the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 11 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

16.	Conditions Upon Issuance of Shares.

Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of an Award or the issuance of any Shares pursuant to any Award, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of Shares issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the Shares issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the Shares issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of Shares pursuant thereto, or the removal of any restrictions imposed on such Shares, such Award shall not be awarded or such Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

17.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.	Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s stockholders for approval, and if not approved by the stockholders within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the stockholders shall be granted subject to such approval and no Shares shall be distributed before such approval.

19.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

20.	Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans applicable to particular locations and countries.

21.	No Stockholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a Share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award, notwithstanding his or her exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

22.	No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

23.	Deferral Permitted.

Payment of an Award may be deferred at the option of the Participant if permitted in the Award Agreement. Any deferral arrangements shall comply with Section 409A of the Code.

24.	Recovery Policy.

Each Award Agreement shall contain a provision permitting the Company to recover any Award granted under the Plan if (a) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Award and the Participant is determined to be responsible, in whole or in part, for the restatement, or (b) the Award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the Securities and Exchange Commission or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

HOPFED BANCORP, INC.

2013 LONG-TERM INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means any entity, including any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, which together with the Company is under common control within the meaning of Section 414 of the Code.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a Restricted Share, a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful and failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means, unless otherwise provided in an Award Agreement, (a) a change in the ownership, holding or power to vote more than 25% of [the Bank’s or] the Company’s voting stock, (b) a change in the ownership or possession of the ability to control the election of a majority of [the Bank’s or] the Company’s directors, or (c) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of [the Bank or] the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 of the Plan. The Committee or subcommittee thereof that generally administers the Plan shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code.

“Company” means HopFed Bancorp, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Shares are listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a Share on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Shares are not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Shares are not regularly quoted, the fair market value of a Share on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “fair market value” shall be the per Share price at which the Shares subject to the Option are actually sold in the market to pay the Option exercise price.

“Grant Date” has the meaning set forth in Section 12 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination,” or “Involuntarily Terminated” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants. With respect to (ii) above, the Participant shall not be considered to have been “involuntarily terminated,” unless the following conditions are also met: (1) the Participant shall give notice of the condition supporting termination under (A), (B) or (C) above within 60 days of the occurrence of such condition; (2) the Company shall fail to remedy the condition within 30 days of such notice; and (3) the Participant shall terminate employment within 90 days of the occurrence of the condition.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 8.

“Performance Compensation Awards” mean Awards granted pursuant to Section 7 of the Plan.

“Performance Unit” means Awards granted pursuant to Section 8(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Plan” means this HopFed Bancorp, Inc. 2013 Long-Term Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 7 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means an ordinary voting share of the Company, as adjusted in accordance with Section 11 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

PRELIMINARY REVOCABLE PROXY

HOPFED BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2013

The undersigned stockholder of HopFed Bancorp, Inc. (the “Company”) hereby appoints Dr. Thomas I. Miller and Steve Hunt, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on Wednesday, May 15, 2013, at 3:00 p.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

		FOR	VOTE WITHHELD	FOR ALL EXCEPT

I.	Election as directors of all nominees	☐	☐	☐
listed below (except as marked to the contrary)

Dr. Thomas I. Miller, CPA
Steve Hunt
Michael L. Woolfolk

INSTRUCTION: To withhold authority to
vote for any individual nominee, mark
“FOR ALL EXCEPT” and write that
nominee’s name in the space provided below.

II	Ratification of appointment of Rayburn, Bates & Fitzgerald, P.C.
as the Company’s independent registered public accounting firm for the year ended December 31, 2013

		FOR	AGAINST	ABSTAIN

		☐	☐	☐

III.	Non-binding stockholder approval of
named executive officer compensation.

		FOR	AGAINST	ABSTAIN

		☐	☐	☐

IV.	Advisory vote on the frequency of the non-binding	FOR EVERY YEAR	FOR EVERY 2 YEARS	FOR EVERY 3 YEARS	ABSTAIN
resolution to approve the compensation of
named executive officers.
		☐	☐	☐	☐

V.	Approval of proposed HopFed Bancorp, Inc. 2013	FOR	AGAINST	ABSTAIN
Long-Term Incentive Plan.
		☐	☐	☐

VI. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” proposals I, II, III and V, and “FOR” “Every Year” with respect to the say on pay frequency vote.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II, III AND V AND WILL BE VOTED FOR THE “EVERY YEAR” OPTION IN PROPOSAL IV. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS WHITE PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement dated April     , 2013 and the 2013 Annual Report to Stockholders on Form 10-K.

Dated:             , 2013

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY